                      LXR Biotechnology Inc. and Subsidiary
                                  Exhibit 11.01
                        Computation of Net Loss Per Share



                                                         Three Months Ended                         Nine Months Ended
                                                           September 30,                              September 30,
                                                -----------------------------------       ---------------------------------
                                                    1999                 1998              1999                   1998
                                                    ----                 ----              ----                   ----
Net Loss                                           $   536,114       $1,974,358          $ 4,304,524           $  7,758,939
                                                   -----------       ----------         ------------           ------------

Weighted average number of shares outstanding:
Common Stock                                        29,657,489       28,503,147           29,329,611             28,017,919
Common Stock to be issued                              137,099           76,722               80,351                 75,606
                                                   -----------       ----------          -----------            -----------
                                                    29,794,588       28,579,869           29,409,962             28,093,525
                                                   ===========      ============         ===========             ==========

Net Loss Per Share                                 $    (0.02)       $    (0.07)      $        (0.15)                $(0.28)
                                                   ===========      ============         ===========             ==========